Exhibit 99.1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.	2026

Vote by Internet – QUICK EASY

IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

KENSINGTON CAPITAL ACQUISITION CORP. VI

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on
XXXXX XX, 2026.

INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

VOTE AT THE MEETING –

If you plan to attend the virtual online extraordinary general meeting, you will need your 12 digit control number to vote electronically at the extraordinary general meeting. To attend the extraordinary general meeting, visit: https://www.cstproxy.com/XXXXXX

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

KENSINGTON CAPITAL ACQUISITION CORP. VI

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated XXXXX XX, 2026, in connection with the extraordinary general meeting of shareholders (the “Shareholder Meeting”) of Kensington Capital Acquisition Corp. VI to be held at 10:00 a.m. Eastern Time on XXXXX XX, 2026, at the offices of Hughes Hubbard & Reed LLP located at One Battery Park Plaza, New York, NY 10004, and virtually via live webcast at https://www.cstproxy.com/XXXXXX, and hereby appoints Justin Mirro and Daniel Huber, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all ordinary shares of the Company registered in the name provided, which the undersigned is entitled to vote at the Shareholder Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying proxy statement/prospectus.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

(Continued and to be marked, dated and signed on the other side)

2026

Important Notice Regarding the Internet Availability of Proxy Materials for
the Extraordinary General Meeting of Shareholders of
Kensington Capital Acquisition Corp. VI
to be held on XXXXX XX, 2026

To view the Proxy Statement and to Attend
the Extraordinary General Meeting, please go to:
https://www.cstproxy.com/XXXXXX

PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS.	Please mark your votes like this

Proposal No. 1 — The Business Combination	FOR	AGAINST	ABSTAIN
Proposal — RESOLVED, as an ordinary
resolution, that Kensington’s entry into the Business

Combination Agreement, dated as of July 21, 2026, by and among Kensington, Merger Sub I, Merger Sub II and Nth Cycle, pursuant to which and among other things, on the terms and subject to the conditions set forth in the Business Combination Agreement, the parties will complete the Business Combination described in the accompanying proxy statement/ prospectus, be approved, ratified and confirmed in all respects.

Proposal No. 2 — The Domestication Proposal —	FOR	AGAINST	ABSTAIN
RESOLVED, as a special resolution, that, subject to
the approval of the Business Combination Proposal,

the Organizational Documents Proposal, the Stock Issuance Proposal and the New Nth Cycle Incentive Plan Proposal: (i) Kensington be deregistered as an exempted company in the Cayman Islands pursuant to Article 47 of the Cayman Constitutional Documents and Part XII of the Companies Act, and be registered by way of continuation as a corporation in the State of Delaware; and (ii) conditional upon, and with effect from, the registration of the Company in the State of Delaware as a corporation under the laws of the State of Delaware, the registered office of the Company be changed to 919 North Market Street, Suite 950, New Castle County, DE 19801, c/o Incorp. Services, Inc.

Proposal No. 3 — The Stock Issuance Proposal —	FOR	AGAINST	ABSTAIN
RESOLVED, as an ordinary resolution, that,
for the purposes of complying with the applicable

provisions of Section 312.03 of the NYSE Listed Company Manual, the issuance of (i) shares of New Nth Cycle Common Stock in connection with the Business Combination and the PIPE Investments; and (ii) any other issuances of New Nth Cycle Common Stock and securities convertible into or exercisable for New Nth Cycle Common Stock pursuant to subscription, purchase or similar agreements that Kensington or Nth Cycle may enter into prior to Closing, be approved in all respects.

Proposal No. 4 — Organizational Documents	FOR	AGAINST	ABSTAIN
Proposal — RESOLVED, as a special resolution,
that the Cayman Constitutional Documents currently

in effect be amended and restated by the deletion in their entirety and the substitution in their place of the Proposed Charter and Proposed Bylaws (copies of which are attached to the proxy statement/prospectus as Annex B and Annex C, respectively), with such principal changes as described in the Advisory Organizational Documents Proposals A through F with effect from the registration of Kensington in the State of Delaware as a corporation under the laws of the State of Delaware.

Proposal No. 5 — The Advisory Organizational Documents Proposals — RESOLVED, as six separate special resolutions on a non-binding and advisory basis only, that the following governance provisions contained in the Proposed Organizational Documents be and are hereby approved:

Proposal 5A — Under the Proposed Organizational	FOR	AGAINST	ABSTAIN
Documents, New Nth Cycle would be authorized to
issue (A) 450,000,000 shares of New Nth Cycle
Common Stock, par value $0.0001 per share and (B) 30,000,000 shares of preferred stock, par value $0.0001 per share.

Proposal 5B — The Proposed Organizational	FOR	AGAINST	ABSTAIN
Documents would adopt (a) Delaware as the
exclusive forum for certain stockholder litigation
and (b) the federal district courts of the United States of America as the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Proposal 5C — The Proposed Charter would	FOR	AGAINST	ABSTAIN
require the affirmative vote of at least two-thirds of
the total voting power of all then-outstanding shares
of New Nth Cycle to amend, alter, repeal or rescind certain provisions of the Proposed Charter.

Proposal 5D — The Proposed Charter would	FOR	AGAINST	ABSTAIN
require the affirmative vote of at least two-thirds of
the outstanding shares entitled to vote at an election
of directors, voting together as a single class, to remove a director only for cause.

Proposal 5E — The Proposed Charter would	FOR	AGAINST	ABSTAIN
prohibit stockholder action by written consent in lieu
of a meeting and require stockholders to take action
at an annual or special meeting.

Proposal 5F — The Proposed Charter would (1)	FOR	AGAINST	ABSTAIN
change the corporate name from “Kensington
Capital Acquisition Corp. VI” to “Nth Cycle Holdings,

Inc.”, (2) make New Nth Cycle’s corporate existence perpetual and (3) remove certain provisions related to Kensington’s status as a blank check company that will no longer be applicable upon consummation of the Business Combination.

Proposal No. 6 — New Nth Cycle Incentive Plan	FOR	AGAINST	ABSTAIN
Proposal — RESOLVED, as an ordinary resolution,
that the New Nth Cycle Incentive Plan be adopted
and approved.

Proposal No. 7 — The Adjournment Proposal	FOR	AGAINST	ABSTAIN
— RESOLVED, as an ordinary resolution, that, the
adjournment of the extraordinary general meeting

to a later date or dates, if necessary, (i) to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of one or more proposals at the extraordinary general meeting, (ii) if Kensington determines that one or more of the conditions to Closing is not or will not be satisfied or waived or (iii) to facilitate the Domestication, the Merger or any other transaction contemplated by the Business Combination Agreement or the related agreements, be approved.

CONTROL NUMBER

Signature __________________________ Signature, if held jointly _______________________ Date __________________________ 2026.

Note: Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.